Exhibit 99.1

Contact:
Kevin Boone, Investor Relations 904-359-1090
Bryan Tucker, Corporate Communications 855-955-6397

CSX Board of Directors Names Industry Veteran

James M. Foote President and CEO

JACKSONVILLE, Fla. – December 22, 2017 — The Board of Directors of CSX Corporation (NASDAQ: CSX) announced today that it has unanimously named James (Jim) M. Foote as the company’s president and chief executive officer, effective immediately. Mr. Foote was named acting CEO on December 14, 2017 after E. Hunter Harrison was placed on medical leave. Mr. Foote will also join the Company’s Board of Directors.

CSX Chairman Edward J. Kelly III said, “While we continue to mourn the loss of Hunter Harrison, the Board of Directors is pleased to announce Jim Foote as his successor. Jim has decades of railroading experience and the Board is confident of his ability to lead the company. He has already had a markedly positive impact. The Board looks forward to working with him.”

Jim Foote, president and chief executive officer of CSX said, “I worked alongside Hunter for over a decade and his pioneering approach to railroading unlocked significant efficiencies and value, and we remain focused on delivering on this vision for CSX, our customers and our shareholders. The execution of Precision Scheduled Railroading is well underway, with the most critical components of the implementation completed and beginning to generate measurable operating improvement.”

Foote continued: “We look forward to providing an update on our strategic progress and to showcase our deeply talented management team at our upcoming investor day in March.”

About Jim Foote

Mr. Foote, a senior executive with over 40 years of railroad industry experience in finance, operations and sales and marketing, was named executive vice president and chief operating officer of CSX in October 2017. Prior to joining CSX, Mr. Foote was president and chief executive officer of Bright Rail Energy, a technology company formed in 2012 to design, develop and sell products that allow railroads to switch locomotives to natural gas power. Before heading Bright Rail, Mr. Foote was executive vice president of sales and marketing with Canadian National Railway Company. Mr. Foote joined Canadian National in 1995 as vice president of investor relations to assist the company’s privatization. He also served as vice president of sales and marketing merchandise. Jim began his career in the railroad industry in 1972 as a laborer in the mechanical department with the Soo Line Railroad in Superior, Wisconsin. For nine years, he worked union operating positions with the Soo Line and Chicago North Western full time while earning his undergraduate and law degrees.

About CSX

CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For over 190 years, CSX has played a critical role in the nation’s economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation’s population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

More information about CSX Corporation and its subsidiaries is available at www.csx.com and on Facebook (http://www.facebook.com/OfficialCSX).

Forward-looking Statements

This information and other statements by the Company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company updates any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the Company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the Company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.

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